Exhibit 25(2)(h) under Form N-2

Federated Project and Trade Finance Tender Fund

DISTRIBUTOR'S CONTRACT

AGREEMENT made this 1st day of October, 2016, by and between Federated PROJECT AND TRADE FINANCE TENDER FUND (the “Fund”), a Delaware statutory trust, and FEDERATED SECURITIES CORP. (“FSC”), a Pennsylvania Corporation.

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.       The Fund hereby appoints FSC as its agent to sell and distribute shares of the Fund (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Fund. FSC hereby accepts such appointment and agrees to provide such other services for the Fund, if any, and accept such compensation from the Fund, if any, as set forth in the applicable exhibits to this Agreement.

2.       The sale of any Shares may be suspended without prior notice whenever in the judgment of the Fund it is in its best interest to do so.

3.       Neither FSC nor any other person is authorized by the Fund to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Fund. FSC agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through FSC may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Fund. No person or dealer, other than FSC, is authorized to act as agent for the Fund for any purpose. FSC agrees that in offering or selling Shares as agent of the Fund, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc., including its Rules of Fair Practice. FSC will submit to the Fund copies of all sales literature before using the same and will not use such sales literature if disapproved by the Fund.

4.       This Agreement is effective with respect to the Fund and shall continue in effect with respect to the Fund during the initial term of this Agreement for two years from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Fund including a majority of the members of the Board of Trustees who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Fund or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose.

5.       This Agreement may be terminated with regard to the Fund at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the Fund on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to the Fund by FSC on sixty (60) days' written notice to the Fund.

6.       This Agreement may not be assigned by FSC and shall automatically terminate in the event of an assignment by FSC as defined in the Investment Company Act of 1940, as amended, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

7.       FSC shall not be liable to the Fund for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

8.       This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Fund, including a majority of the Disinterested Trustees of the Fund cast in person at a meeting called for that purpose.

9.       This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

10. (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund about FSC by or on behalf of FSC expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

If any action is brought against FSC or any controlling person thereof with respect to which indemnity may be sought against the Fund pursuant to the foregoing paragraph, FSC shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Fund. Anything in this paragraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim of action effected without its written consent. The Fund agrees promptly to notify FSC of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

(b)       FSC agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Fund about FSC by or on behalf of FSC expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the Fund or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Fund, and the Fund and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (a) above.

(c)       Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

(d)       Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, FSC and controlling persons of the Fund by the Trustees pursuant to this Agreement, the Fund is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Fund undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Fund further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustees, FSC or controlling person of the Fund will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Fund is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

11.       FSC is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations assumed by the Fund pursuant to this agreement shall be limited in any case to the Fund and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Trustees, officers, employees or agents of the Fund, or any of them.

12.       This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

13.       FSC agrees to maintain the security and confidentiality of nonpublic personal information (“NPI”) of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. FSC agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Funds, in each instance in furtherance of fulfilling FSC’s obligations under this contract, and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

14.       FSC is authorized by the Fund to either directly or through its affiliate, Federated Shareholder Services Company; to (i) select and perform due diligence on Intermediaries; (ii) enter into distribution and/or services agreements with Intermediaries as agent for the Fund in a format substantially similar to the forms-of intermediary agreements most recently approved by the Fund’s Board of Trustees, together with such changes thereto as may be agreed to by FSC, so long as such changes do not materially alter the indemnity obligations of the Fund owing to or from the Fund thereunder or otherwise materially alter the obligations of the Fund under the intermediary agreements.

Witness the due execution hereof this 1st day of October, 2016.

FEDERATED PROJECT AND TRADE FINANCE TENDER FUND

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Peter J. Germain

Name: Peter J. Germain

Title: Vice President